Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Landec Corporation Reports Second Quarter Fiscal Year 2022 Results
Reiterates Fiscal 2022 Guidance for Lifecore
Provides Pro Forma Curation Foods Segment Results and Updates Guidance for Continuing Segment Operations

SANTA MARIA, CA – January 5, 2022 - Landec Corporation (Nasdaq: LNDC) (“Landec” or the “Company”), a diversified health and wellness company with two operating businesses, Lifecore Biomedical, Inc. ("Lifecore") and Curation Foods, Inc., reported results for the fiscal 2022 second quarter ended November 28, 2021. Subsequent to fiscal second quarter end, on December 13, 2021 the Company closed on the sale of its Curation Food’s fresh packaged salads and vegetables business (the “Eat Smart Disposition”) for $73.5 million in cash, subject to certain adjustments. Looking forward, Landec continues to focus on creating shareholder value through strengthening its balance sheet, accelerating growth at Lifecore, and seeking opportunities to optimize its remaining assets.
CEO COMMENTS:
“We have made great progress in our strategic plan to transform Landec. The divestment of our Eat Smart fresh packaged salad and vegetables business marked an important milestone toward extracting value from our non-core assets within the Curation Foods business and re-orienting the Company around our Lifecore business,” commented Dr. Albert Bolles, Chief Executive Officer of Landec Corporation. “Lifecore performed well during the second quarter, delivering 7% revenue growth, which we expect to accelerate further in the second half of fiscal 2022, and 26% adjusted EBITDA growth in our Lifecore segment. We will continue to optimize the value of the remaining assets within Curation Foods, while turning our primary focus to Lifecore, which we believe is at an inflection point to drive a multi-year acceleration in growth."
FISCAL SECOND QUARTER 2022 BUSINESS HIGHLIGHTS:
•Revenues of $129.5 million, pro forma revenues of $43.5 million after adjustment for the Eat Smart Disposition, a pro forma increase of 8.8% year-over-year
•Gross profit of $13.0 million, pro forma gross profit of $14.7 million, a pro forma increase of 8.2% year-over-year
•Net loss of $38.4 million, which includes non-cash goodwill impairment related to the Eat Smart Disposition of $29.1 million and $1.9 million of restructuring and other non-recurring charges such as legal expenses, both net of tax
•Pro forma adjusted EBITDA of $8.3 million, compared to $5.9 million in the prior year period, a pro forma increase of 41.3% year-over-year
•Lifecore segment adjusted EBITDA of $9.1 million, compared to $7.3 million in the prior year period, an increase of 25.6% year-over-year
•Curation Foods segment pro forma adjusted EBITDA of $0.8 million, compared to $0.7 million in the prior year period
Pro forma information gives pro forma effect to the Eat Smart Disposition, as if the Eat Smart Disposition occurred at the beginning of each respective period. See “Pro Forma Financial Information” at the end of this release for more information regarding the pro forma adjustments related to the Eat Smart Disposition including a reconciliation of pro forma adjusted EBITDA.

FIRST SIX MONTHS FISCAL 2022 BUSINESS HIGHLIGHTS:
•Revenues of $258.3 million, pro forma revenues of $85.1 million after adjustment for the Eat Smart Disposition, a pro forma increase of 3.8% year-over-year
•Gross profit of $30.5 million, pro forma gross profit of $25.2 million, a pro forma increase of 17.3% year-over-year
•Net loss of $47.9 million, which includes non-cash goodwill impairment related to the Eat Smart Disposition of $29.1 million and $5.0 million of restructuring and other non-recurring charges such as legal expenses, both net of tax
•Pro forma adjusted EBITDA of $10.8 million, compared to $5.1 million in the prior year period, a pro forma increase of 114.0% year-over-year
•Lifecore segment adjusted EBITDA of $11.4 million, compared to $8.7 million in the prior year period, an increase of 30.9% year-over-year
•Curation Foods segment pro forma adjusted EBITDA of $3.1 million, compared to $0.7 million in the prior year period
Pro forma information gives pro forma effect to the Eat Smart Disposition, as if the Eat Smart Disposition occurred at the beginning of each respective period. See “Pro Forma Financial Information” at the end of this release for more information regarding the pro forma adjustments related to the Eat Smart Disposition including a reconciliation of pro forma adjusted EBITDA.
FISCAL SECOND QUARTER 2022 RESULTS:
Fiscal second quarter 2022 results compared to fiscal second quarter 2021 are as follows:

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change
	November 28, 2021	November 29, 2020	Amount	%
Revenues	$129,492	$130,904	$(1,412)	(1)%
Gross profit	12,992	20,637	(7,645)	(37)%
Net loss	(38,441)	(13,301)	(25,140)	(189)%
EBITDA*	(31,719)	(8,680)	(23,039)	(265)%
Pro forma revenues**	43,452	39,945	3,507	9%
Pro forma gross profit**	14,715	13,601	1,114	8%
Pro forma adjusted EBITDA**	8,304	5,875	2,429	41%
* See “Non-GAAP Financial Information” at the end of this release for more information and for a reconciliation of certain financial information.
** Pro forma information gives pro forma effect to the Eat Smart Disposition, as if the Eat Smart Disposition occurred at the beginning of each respective period. See “Pro Forma Financial Information” at the end of this release for more information regarding the pro forma adjustments related to the Eat Smart Disposition including a reconciliation of pro forma EBITDA.
Revenues decreased $1.4 million year-over-year, which was primarily a result of a 2.9% decrease in Curation Foods revenues partially offset by a 7.4% increase in Lifecore segment revenues. Pro forma revenues increased $3.5 million or 8.8% year-over-year, which was primarily a result of a 10.6% increase in Curation Foods pro forma segment revenues and a 7.4% increase in Lifecore segment revenues, each as described below.
Gross profit decreased $7.6 million year-over-year, while pro forma gross profit increased $1.1 million, or 8.2% year-over-year, and pro forma gross profit margin decreased approximately 10 basis points to 33.9% compared to 34.0% in the prior year period.
Net loss increased $25.1 million to a loss of $38.4 million for fiscal second quarter, which includes non-cash goodwill impairment related to the Eat Smart Disposition of $29.1 million, net of tax, and $1.9 million of restructuring and non-recurring charges, net of taxes, related to consolidating and optimizing operations associated with Project SWIFT. This compares to a net loss of $13.3 million in the prior year period, which includes $4.4 million of restructuring and non-recurring charges, net of tax, related to consolidating and optimizing operations associated with Project SWIFT.

Pro forma adjusted EBITDA increased $2.5 million, or 41.3%, year-over-year, to $8.3 million for fiscal second quarter 2022 which excludes restructuring and other non-recurring charges and is pro forma adjusted. This compares to pro forma adjusted EBITDA of $5.9 million in the prior year fiscal second quarter. At the segment level during fiscal second quarter 2022, Lifecore generated $9.1 million in adjusted EBITDA, which represents an increase of $1.9 million, or 25.6%, versus the prior year period and Curation Foods generated $0.8 million in pro forma adjusted EBITDA, which represents an increase of $0.1 million versus the prior year period.
SEGMENT RESULTS:
Lifecore Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 28, 2021	November 29, 2020	Amount	%	November 28, 2021	November 29, 2020	Amount	%
Revenue:
CDMO	$21,363	$18,259	$3,104	17%	$39,152	$34,747	$4,405	13%
Fermentation	3,583	4,960	(1,377)	(28)%	7,746	10,277	(2,531)	(25)%
Total revenue	$24,946	$23,219	$1,727	7%	$46,898	$45,024	$1,874	4%

Lifecore is the Company’s CDMO business focused on product development and manufacturing of sterile injectable products. Lifecore continues to expand its presence in the robust CDMO marketplace by utilizing its specialized capabilities to partner with and provide value added services to biopharmaceutical and medical device companies. Lifecore continues to drive growth and profitability with a focus on building its business development pipeline, maximizing capacity and advancing product commercialization for innovative new therapies that improve patients’ lives.
In the fiscal second quarter 2022, Lifecore realized total revenues of $24.9 million, or a 7.4% increase versus the prior year period driven by a 17.0% increase in its CDMO business, partially offset by a 27.8% decrease in its fermentation business which is a result of timing of shipments.
Curation Foods Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 28, 2021	November 29, 2020	Amount	%	November 28, 2021	November 29, 2020	Amount	%
Revenue:
Fresh packaged salads and vegetables	$88,548	$92,423	$(3,875)	(4)%	$178,044	$188,602	$(10,558)	(6)%
Avocado products	15,381	14,713	668	5%	32,343	31,729	614	2%
Technology	617	549	68	12%	995	1,192	(197)	(17)%
Total revenue	$104,546	$107,685	$(3,139)	(3)%	$211,382	$221,523	$(10,141)	(5)%

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 28, 2021	November 29, 2020	Amount	%	November 28, 2021	November 29, 2020	Amount	%
Pro Forma Revenue:
Fresh packaged salads and vegetables	$2,508	$1,464	$1,044	71%	$4,848	$3,995	$853	21%
Avocado products	15,381	14,713	668	5%	32,343	31,729	614	2%
Technology	617	549	68	12%	995	1,192	(197)	(17)%
Total pro forma revenue	$18,506	$16,726	$1,780	11%	$38,186	$36,916	$1,270	3%
Pro forma information gives pro forma effect to the Eat Smart Disposition, as if the Eat Smart Disposition occurred at the beginning of each respective period. See “Pro Forma Financial Information” at the end of this release for more information regarding the pro forma adjustments related to the Eat Smart Disposition, including a reconciliation of pro forma EBITDA.
Curation Foods is the Company’s natural food business. The Company continued its focus on execution of Project SWIFT – the Company's value creation program that aims to strengthen the Curation Foods business by simplifying the business, improving operating cost structure, and enhancing profitability with a focus on higher margin products. Subsequent to fiscal second quarter end, on December 13, 2021 the Company closed on the Eat Smart Disposition for $73.5 million in cash, subject to certain adjustments.
Curation Foods realized total revenues of $104.5 million for the fiscal second quarter, while pro forma adjusted Curation Foods revenue was $18.5 million for the same period. The total segment pro forma revenues increased 10.6% versus the prior year period, primarily driven by an increase in sales velocity from O Olive (which has historically been included in the fresh packaged salads and vegetables business categorization) and Avocado Products. As a result, the fresh packaged salads and vegetables business pro forma revenue (now representing solely O Olive) increased $1.0 million, or 71%, to $2.5 million. The avocado products business increased $0.7 million or, 4.5%, with revenues of $15.4 million.
CASH FLOW & BALANCE SHEET
Cash used in operations was $4.3 million for the six month period ended November 28, 2021 compared to cash provided by operations of $18.5 million in the prior year period. Cash from investing activities improved $27.7 million versus the prior year period, primarily driven by proceeds from the sale of the Windset investment of $45.1 million. Capital expenditures were $13.0 million for the six month period ended November 28, 2021 compared to $7.4 million in the prior year period. Cash used in financing activities was $29.1 million for the six month period ended November 28, 2021 driven by payments on the Company’s term debt, compared to $22.0 million in the prior year period.
The Company had cash and cash equivalents of $1.1 million as of November 28, 2021. Total bank debt net of cash at fiscal second quarter end was $165.1 million, consisting of its line of credit and long-term debt, compared to $192.6 million at fiscal 2021 year end, May 30, 2021. The Company used net proceeds from the Eat Smart Disposition to repay $67.9 million in borrowings under the Company’s existing credit agreements, resulting in a pro forma bank debt balance net of cash at November 28, 2021 of $97.2 million.
FISCAL 2022 OUTLOOK:
The Company is reiterating guidance for its Lifecore segment. Additionally, it is updating its guidance to reflect the Curation Foods’ EatSmart Disposition on December 13, 2021, and incremental inflationary and supply chain headwind within the remaining Curation Foods business. Revised guidance for Consolidated Landec and Curation Foods segment are provided below with growth figures that are compared to fiscal 2021. Please reference the guidance reconciliation tables at the end of the press release for further detail:

Revenue from continuing operations (full year fiscal 2022):
•Consolidated Revenues: range of $179 million to $185 million (+4% to +8%)
•Lifecore segment: range of $105 million to $108 million (+7% to +10%)
•Curation Foods segment (fiscal 2022, as reported): range of $261 million to $264 million
•Pro forma Curation Foods segment (fiscal 2022, pro forma for the completion of the Eat Smart Disposition as if it occurred on May 31, 2021): range of $74 million to $77 million (+1% to +5%)

Adjusted EBITDA from continuing operations (full year fiscal 2022):
•Consolidated: range of $20.5 million to $23 million (+10% to +24%)
•Lifecore segment: range of $26 million to $27 million (+6% to +10%)
•Curation Foods segment (fiscal 2022, as reported): range of ($2) million to ($3) million
•Pro forma Curation Foods segment (fiscal 2022, pro forma for the completion of the Eat Smart Disposition as if it occurred on May 31, 2021): range of $3 million to $4 million (flat to +33%)
•Other (Corporate Expense): range of ($8.0) million to ($8.5) million; reflects a $3.5 million reallocation of corporate expense from the Eat Smart Disposition to the Other segment.
Conference Call
The live webcast can be accessed via Landec’s website on the Investor Events & Presentations page. The webcast will be available for 30 days.
Date: Wednesday, January 5, 2022
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Direct Webcast link: http://ir.Landec.com/events.cfm
To participate in the conference call via telephone, dial toll-free: (877) 407-3982 or (201) 493-6780. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization. If you have any difficulty with the webcast or connecting to the call, please contact ICR at (646) 277-1263.
A replay of the call will be available through Wednesday, January 12, 2022 by calling toll-free: (844) 512-2921 or direct (412) 317-6671, and entering code 13725662.
About Landec Corporation
Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Lifecore Biomedical, Inc. and Curation Foods, Inc. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels. Curation Foods brands include Yucatan® and Cabo Fresh® avocado products and O Olive Oil & Vinegar® premium artisan products. For more information about the Company, visit Landec’s website at www.landec.com.

Non-GAAP Financial Information
This press release contains non-GAAP financial information, including with respects to EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, Other segment adjusted EBITDA pro forma adjusted EBITDA and Curation Foods segment adjusted EBITDA. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for definitions of EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, Other segment adjusted EBITDA, pro forma adjusted EBITDA and Curation Foods segment adjusted EBITDA, and those reconciliations.
The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

LANDEC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	November 28, 2021	May 30, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,091	$1,295
Accounts receivable, less allowance for credit losses	65,276	70,013
Inventories	79,433	69,663
Prepaid expenses and other current assets	8,721	7,350
Total Current Assets	154,521	148,321

Investment in non-public company, fair value	—	45,100
Property and equipment, net	179,929	179,559
Operating lease right-of-use assets	11,979	20,827
Goodwill	37,329	69,386
Trademarks/tradenames, net	25,328	25,328
Customer relationships, net	9,799	10,792
Other assets	3,239	3,611
Total Assets	$422,124	$502,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$59,098	$47,569
Accrued compensation	7,214	12,304
Other accrued liabilities	9,804	7,996
Current portion of lease liabilities	2,988	3,889
Deferred revenue	1,160	1,130
Line of credit	42,000	29,000
Total Current Liabilities	122,264	101,888

Long-term debt, net	124,194	164,902
Long-term lease liabilities	14,203	23,611
Deferred taxes, net	1,367	6,140
Other non-current liabilities	3,894	3,599
Total Liabilities	265,922	300,140

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 29,481 and 29,333 shares issued and outstanding at November 28, 2021 and May 30, 2021, respectively	29	29
Additional paid-in capital	166,327	165,533
Retained earnings (accumulated deficit)	(9,338)	38,580
Accumulated other comprehensive loss	(816)	(1,358)
Total Stockholders’ Equity	156,202	202,784
Total Liabilities and Stockholders’ Equity	$422,124	$502,924

LANDEC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020
Product sales	$129,492	$130,904	$258,280	$266,547
Cost of product sales	116,500	110,267	227,769	229,564
Gross profit	12,992	20,637	30,511	36,983

Operating costs and expenses:
Research and development	2,718	2,572	5,544	5,080
Selling, general and administrative	13,835	16,106	29,774	34,009
Impairment of goodwill	32,057	—	32,057	—
Legal settlement charge	—	1,763	—	1,763
Restructuring costs	1,412	1,662	3,974	10,066
Total operating costs and expenses	50,022	22,103	71,349	50,918
Operating loss	(37,030)	(1,466)	(40,838)	(13,935)

Dividend income	—	281	—	563
Interest income	19	10	46	18
Interest expense, net	(4,333)	(3,039)	(12,250)	(6,148)
Other (expense) income, net	79	(11,787)	188	(11,808)
Net loss before tax	(41,265)	(16,001)	(52,854)	(31,310)
Income tax benefit	2,824	2,700	4,936	7,009
Net loss	$(38,441)	$(13,301)	$(47,918)	$(24,301)

Diluted net loss per common share	$(1.30)	$(0.45)	$(1.63)	$(0.83)

Shares used in diluted per share computation	29,471	29,280	29,448	29,261

LANDEC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Six Months Ended
	November 28, 2021	November 29, 2020
Cash flows from operating activities:
Net loss	$(47,918)	$(24,301)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Impairment of goodwill	32,057	—
Depreciation, amortization of intangibles, debt costs, and right-of-use assets	10,959	9,826
Deferred taxes	(4,963)	(7,070)
Stock-based compensation expense	1,306	1,787
Provision for expected credit losses	196	102
Net (loss) gain on disposal of property and equipment held and used	22	(34)
(Gain) loss on disposal of property and equipment related to restructuring, net	(92)	6,005
Change in investment in non-public company, fair value	—	11,800
Other, net	(111)	21
Changes in current assets and current liabilities:
Accounts receivable, net	4,541	9,559
Inventories	(9,770)	(4,891)
Prepaid expenses and other current assets	(1,784)	1,539
Accounts payable	15,148	10,539
Accrued compensation	(5,090)	(1,345)
Other accrued liabilities	1,163	4,627
Deferred revenue	30	292
Net cash (used in) provided by operating activities	(4,306)	18,456

Cash flows from investing activities:
Sale of Investment in non-public company	45,100	—
Purchases of property and equipment	(13,010)	(7,407)
Proceeds from sales of fixed assets	1,082	12,885
Net cash provided by investing activities	33,172	5,478

Cash flows from financing activities:
Payments on long-term debt	(41,426)	(20,062)
Proceeds from lines of credit	26,000	24,000
Payments on lines of credit	(13,000)	(24,400)
Payments for debt issuance costs	(132)	(1,237)
Taxes paid by Company for employee stock plans	(512)	(297)
Net cash used in financing activities	(29,070)	(21,996)
Net (decrease) increase in cash, cash equivalents and restricted cash	(204)	1,938
Cash and cash equivalents and restricted cash, beginning of period	1,295	553
Cash and cash equivalents and restricted cash, end of period	$1,091	$2,491

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment on trade vendor credit	$1,105	$1,526

LANDEC CORPORATION
SEGMENT RESULTS
(Unaudited and in thousands)

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 28, 2021	November 29, 2020	Amount	%	November 28, 2021	November 29, 2020	Amount	%
Revenues:
Curation Foods	$104,546	$107,685	$(3,139)	(3)%	$211,382	$221,523	$(10,141)	(5)%
Lifecore	24,946	23,219	1,727	7%	46,898	45,024	1,874	4%
Total revenues	$129,492	$130,904	$(1,412)	(1)%	$258,280	$266,547	$(8,267)	(3)%

Gross profit:
Curation Foods	$1,277	$10,163	$(8,886)	(87)%	$13,032	$21,507	$(8,475)	(39)%
Lifecore	11,715	10,474	1,241	12%	17,479	15,476	2,003	13%
Total gross profit	$12,992	$20,637	$(7,645)	(37)%	$30,511	$36,983	$(6,472)	(17)%

Net (loss) income:
Curation Foods	$(33,239)	$(12,383)	$(20,856)	(168)%	$(35,366)	$(20,654)	$(14,712)	(71)%
Lifecore	5,682	4,492	1,190	26%	6,262	4,604	1,658	36%
Other	(10,884)	(5,410)	(5,474)	(101)%	(18,814)	(8,251)	(10,563)	(128)%
Total net loss	$(38,441)	$(13,301)	$(25,140)	(189)%	$(47,918)	$(24,301)	$(23,617)	(97)%

EBITDA:
Curation Foods	$(38,826)	$(12,012)	$(26,814)	(223)%	$(37,066)	$(18,110)	$(18,956)	(105)%
Lifecore	9,130	7,271	1,859	26%	11,421	8,727	2,694	31%
Other	(2,023)	(3,939)	1,916	49%	(5,009)	(6,758)	1,749	26%
Total EBITDA	$(31,719)	$(8,680)	$(23,039)	(265)%	$(30,654)	$(16,141)	$(14,513)	(90)%

Pro Forma Financial Information:
On December 13, 2021 (the “Closing Date”), Landec Corporation (the “Company” or “Landec”) and its wholly owned subsidiary, Curation Foods, Inc. (“Curation” and together with the Company, the “Sellers”), and Taylor Farms Retail, Inc. (“Taylor Farms” and together with the Sellers, the “Parties”) completed the sale (the “Eat Smart Disposition”) of Curation’s Eat Smart business, including its salad and cut vegetable businesses (the “Business”), pursuant to the terms of an asset purchase agreement executed by the Parties on December 13, 2021 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, Taylor acquired the Business for a purchase price of $73.5 million in cash, subject to a post-closing adjustment based upon net working capital at closing. As part of the Eat Smart Disposition, Taylor Farms acquired, among other assets related to the Business, the manufacturing facility and warehouses (and corresponding equipment) located in Bowling Green, Ohio and Guadalupe, California, as well as inventory, accounts receivable and accounts payable, intellectual property and information of the Business, and assumed certain executory obligations under the Company’s and Curation’s outstanding contracts related to the Business, in each case, subject to the terms of the Asset Purchase Agreement. The following financial information reflects the results of Landec as adjusted on a pro forma basis to give effect to the Eat Smart Disposition.
The accompanying unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended November 28, 2021, which will be filed with the Securities and Exchange Commission on January 7, 2022, and from the audited consolidated financial statements for the year ended May 30, 2021, included in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on July 29, 2021. The unaudited and consolidated schedules of operating (loss) income and adjusted segment results information for the three and six months ended November 28, 2021 and November 29, 2020, and the unaudited and consolidated condensed statement of operations and adjusted segment results information fiscal year ended May 30, 2021 assumes the transaction was consummated at June 1, 2020 (the first day of our fiscal year ended May 30, 2021), giving full effect to the transaction for the periods presented. The accompanying unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical financial statements and risk factors included in its filings with the Securities and Exchange Commission.
The pro forma financial information contained in this press release was derived by adjusting the Company’s consolidated financial statements and is based on estimates, available information and certain assumptions that the Company’s management believes are reasonable. The Company's management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transaction described above. The unaudited and consolidated pro forma financial information contained in this press release are for illustrative purposes only. The financial results may have been different had the sale actually taken place at the time indicated. You should not rely upon the unaudited and consolidated financial information as being indicative of the historical results that would have been achieved had the transaction occurred at the times indicated or of the future financial position or results the Company will experience.

LANDEC CORPORATION
CONSOLIDATED PRO FORMA SCHEDULES OF OPERATING (LOSS) INCOME
(Unaudited and in thousands)

	Three Months Ended November 28, 2021			Three Months Ended November 29, 2020
	As Reported	Pro Forma Adjustments	Pro Forma	As Reported	Pro Forma Adjustments	Pro Forma
Product sales	$129,492	$(86,040)	$43,452	$130,904	$(90,959)	$39,945
Cost of product sales	116,500	(87,763)	28,737	110,267	(83,923)	26,344
Gross profit	12,992	1,723	14,715	20,637	(7,036)	13,601

Operating costs and expenses:
Research and development	2,718	(862)	1,856	2,572	(806)	1,766
Selling, general and administrative	13,835	(5,824)	8,011	16,106	(6,792)	9,314
Impairment of goodwill	32,057	(32,057)	—	—	—	—
Legal settlement charge	—	—	—	1,763	—	1,763
Restructuring costs	1,412	(705)	707	1,662	(1,506)	156
Total operating costs and expenses	50,022	(39,448)	10,574	22,103	(9,104)	12,999
Operating (loss) income	$(37,030)	$41,171	$4,141	$(1,466)	$2,068	$602

	Six Months Ended November 28, 2021			Six Months Ended November 29, 2020
	As Reported	Pro Forma Adjustments	Pro Forma	As Reported	Pro Forma Adjustments	Pro Forma
Product sales	$258,280	$(173,196)	$85,084	$266,547	$(184,607)	$81,940
Cost of product sales	227,769	(167,835)	59,934	229,564	(169,073)	60,491
Gross profit	30,511	(5,361)	25,150	36,983	(15,534)	21,449

Operating costs and expenses:
Research and development	5,544	(1,815)	3,729	5,080	(1,400)	3,680
Selling, general and administrative	29,774	(12,292)	17,482	34,009	(14,174)	19,835
Impairment of goodwill	32,057	(32,057)	—	—	—	—
Legal settlement charge	—	—	—	1,763	—	1,763
Restructuring costs	3,974	(1,432)	2,542	10,066	(9,263)	803
Total operating costs and expenses	71,349	(47,596)	23,753	50,918	(24,837)	26,081
Operating (loss) income	$(40,838)	$42,235	$1,397	$(13,935)	$9,303	$(4,632)

LANDEC CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited and in thousands)

	Twelve Months Ended May 30, 2021
	As Reported	Pro Forma Adjustments	Pro Forma
Product sales	$544,161	$(372,615)	$171,546
Cost of product sales	462,687	(341,612)	121,075
Gross profit	81,474	(31,003)	50,471

Operating costs and expenses:
Research and development	10,222	(2,798)	7,424
Selling, general and administrative	65,364	(27,074)	38,290
Legal settlement charge	1,763	—	1,763
Restructuring costs	17,621	(15,738)	1,883
Total operating costs and expenses	94,970	(45,610)	49,360
Operating (loss) income	(13,496)	14,607	1,111

Dividend Income	1,125	(1,125)	—
Interest Income	48	—	48
Interest expense, net	(15,344)	4,957	(10,387)
Loss on debt refinancing	(1,110)	—	(1,110)
Other (expense) income, net	(11,689)	11,800	111
Net loss before tax	(40,466)	30,239	(10,227)
Income tax benefit (expense)	7,801	(12,308)	(4,507)
Net loss	$(32,665)	$17,931	$(14,734)

PRO FORMA ADJUSTED SEGMENT RESULTS:
(Unaudited and in thousands)

	Twelve Months Ended May 30, 2021
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues:
Curation Foods	$446,074	$(372,615)	73,459
Lifecore	98,087	—	98,087
Total Revenues	$544,161	$(372,615)	$171,546

Gross profit:
Curation Foods	$43,209	$(31,003)	12,206
Lifecore	38,265	—	38,265
Total Gross Profit	$81,474	$(31,003)	$50,471

EBITDA:
Curation Foods	$(20,373)	$22,684	2,311
Lifecore	24,531	—	24,531
Other	(11,335)	2,427	(8,908)
Total EBITDA	$(7,177)	$25,111	$17,934

PRO FORMA ADJUSTED SEGMENT RESULTS:

(Unaudited and in thousands)	Three Months Ended		Change		Six Months Ended		Change
	November 28, 2021	November 29, 2020	Amount	%	November 28, 2021	November 29, 2020	Amount	%
Revenues:
Curation Foods, segment pro forma revenue	$18,506	$16,726	$1,780	11%	$38,186	$36,916	$1,270	3%
Lifecore	24,946	23,219	1,727	7%	46,898	45,024	1,874	4%
Total pro forma revenues	$43,452	$39,945	$3,507	9%	$85,084	$81,940	$3,144	4%

Gross profit:
Curation Foods, segment pro forma gross profit	$3,000	$3,127	$(127)	(4)%	$7,671	$5,973	$1,698	28%
Lifecore	11,715	10,474	1,241	12%	17,479	15,476	2,003	13%
Total pro forma gross profit	$14,715	$13,601	$1,114	8%	$25,150	$21,449	$3,701	17%

EBITDA:
Curation Foods, segment pro forma EBITDA	$807	$581	$226	39%	$2,620	$462	$2,158	467%
Lifecore	9,130	7,271	1,859	26%	11,421	8,727	2,694	31%
Other	(3,032)	(5,109)	2,077	41%	(7,223)	(9,479)	2,256	24%
Total pro forma EBITDA	$6,905	$2,743	$4,162	152%	$6,818	$(290)	$7,108	N/M

(Unaudited and in thousands)	Three Months Ended		Six Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020
Revenues:
Curation Foods, as reported	$104,546	$107,685	$211,382	$221,523
Pro forma adjustments	(86,040)	(90,959)	(173,196)	(184,607)
Curation Foods, segment pro forma revenues	$18,506	$16,726	$38,186	$36,916

Gross profit:
Curation Foods, as reported	$1,277	$10,163	$13,032	$21,507
Pro forma adjustments	1,723	(7,036)	(5,361)	(15,534)
Curation Foods, segment pro forma gross profit	$3,000	$3,127	$7,671	$5,973

EBITDA:
Curation Foods, as reported	$(38,826)	$(12,012)	$(37,066)	$(18,110)
Pro forma adjustments	39,633	12,593	39,686	18,572
Curation Foods, segment pro forma EBITDA	$807	$581	$2,620	$462

Non-GAAP Financial Information and Reconciliations
EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures. We define EBITDA as earnings before interest expense, income tax expense (benefit), and depreciation and amortization. We define adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges and the fair market value change in Windset investment. We define pro forma adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges and after pro forma adjustments for the Eat Smart Disposition as discussed in the Pro Forma Financial Information section above. The table below presents the reconciliation of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

(Unaudited and in thousands)	Three Months Ended		Six Months Ended
	November 28, 2021	November 29, 2020	November 28, 2021	November 29, 2020
Net loss	$(38,441)	$(13,301)	$(47,918)	$(24,301)
Interest expense, net of interest income	4,314	3,029	12,204	6,130
Income tax benefit	(2,824)	(2,700)	(4,936)	(7,009)
Depreciation and amortization	5,232	4,292	9,996	9,039
Total EBITDA	(31,719)	(8,680)	(30,654)	(16,141)
Restructuring and other non-recurring charges (1)	2,104	5,590	5,462	16,161
Impairment of goodwill	32,057	—	32,057	—
FMV change in Windset investment	—	11,800	—	11,800
Total Adjusted EBITDA	2,442	8,710	6,865	11,820
Pro forma adjustments	5,862	(2,835)	3,980	(6,753)
Total pro forma adjusted EBITDA	$8,304	$5,875	$10,845	$5,067

(Unaudited and in thousands)	Curation Foods	Lifecore	Other	Total
Three Months Ended November 28, 2021
Net (loss) income	$(33,239)	$5,682	$(10,884)	$(38,441)
Interest expense, net of interest income	1,376	(19)	2,957	4,314
Income tax (benefit) expense	(10,496)	1,794	5,878	(2,824)
Depreciation and amortization	3,533	1,673	26	5,232
Total EBITDA	(38,826)	9,130	(2,023)	(31,719)
Restructuring and other non-recurring charges (1)	703	—	1,401	2,104
Impairment of goodwill	32,057	—	—	32,057
Total Adjusted EBITDA	(6,066)	9,130	(622)	2,442
Pro forma adjustments	6,871	—	(1,009)	5,862
Total pro forma adjusted EBITDA	$805	$9,130	$(1,631)	$8,304

Six Months Ended November 28, 2021
Net (loss) income	$(35,366)	$6,262	$(18,814)	$(47,918)
Interest expense, net of interest income	2,752	(39)	9,491	12,204
Income tax (benefit) expense	(11,176)	1,978	4,262	(4,936)
Depreciation and amortization	6,724	3,220	52	9,996
Total EBITDA	(37,066)	11,421	(5,009)	(30,654)
Restructuring and other non-recurring charges (1)	1,899	—	3,563	5,462
Impairment of goodwill	32,057	—	—	32,057
Total Adjusted EBITDA	(3,110)	11,421	(1,446)	6,865
Pro forma adjustments	6,194	—	(2,214)	3,980
Total pro forma adjusted EBITDA	$3,084	$11,421	$(3,660)	$10,845

Three Months Ended November 29, 2020
Net (loss) income	$(12,383)	$4,492	$(5,410)	$(13,301)
Interest expense, net of interest income	1,376	—	1,653	3,029
Income tax (benefit) expense	(3,911)	1,419	(208)	(2,700)
Depreciation and amortization	2,906	1,360	26	4,292
Total EBITDA	(12,012)	7,271	(3,939)	(8,680)
Restructuring and other non-recurring charges (1)	2,591	—	2,999	5,590
FMV change in Windset investment	11,800	—	—	11,800
Total Adjusted EBITDA	2,379	7,271	(940)	8,710
Pro forma adjustments	(1,664)	—	(1,171)	(2,835)
Total pro forma adjusted EBITDA	$715	$7,271	$(2,111)	$5,875

Six Months Ended November 29, 2020
Net (loss) income	$(20,654)	$4,604	$(8,251)	$(24,301)
Interest expense, net of interest income	2,751	—	3,379	6,130
Income tax (benefit) expense	(6,523)	1,454	(1,940)	(7,009)
Depreciation and amortization	6,316	2,669	54	9,039
Total EBITDA	(18,110)	8,727	(6,758)	(16,141)
Restructuring and other non-recurring charges (1)	11,055	—	5,106	16,161
FMV change in Windset investment	11,800	—	—	11,800
Total Adjusted EBITDA	4,745	8,727	(1,652)	11,820
Pro forma adjustments	(4,032)	—	(2,721)	(6,753)
Total pro forma adjusted EBITDA	$713	$8,727	$(4,373)	$5,067

(1)    During fiscal year 2020, the Company announced a restructuring plan to drive enhanced profitability, focus the business on its strategic assets, and redesign the organization to be the appropriate size to compete and thrive. This included a reduction-in-force, a reduction in leased office spaces, and the sale of non-strategic assets. Related to these continued activities, in the second quarter of fiscal year 2022, the Company incurred (1) $1.4 million of restructuring charges ($4.0 million year to date), primarily related to consulting and legal costs and (2) $0.7 million ($1.5 million year to date) of certain non-recurring charges, primarily related to potential environmental and compliance matters at Curation Foods’ Avocado Products factory in Silao, Mexico, and other restructuring related legal and consulting costs.